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                                                                    EXHIBIT 23.3



                         [HOVDE FINANCIAL LETTERHEAD]


Bay View Capital Corporation
1840 Gateway Drive
San Mateo, California 94404

Gentlemen:

   We hereby consent to the use of our name and to the description of our opinion letter, dated May 8, 1997 referred to below, under the caption "THE MERGER--Opinions of Financial Advisor" in, and to the inclusion of such opinion letter as Appendix II to the Joint Solicitation Statement/Prospectus of Bay View Capital Corporation and America First Financial Fund 1987-A Limited Partnership, which Joint Solicitation Statement/Prospectus is part of this Registration Statement on Form S-4 of Bay View Capital Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



Washington, D.C.
September 11, 1997